UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2014

YONGYE INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Nevada	001-34444	20-8051010
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6th Floor, Suite 608, Xue Yuan International Tower,

No. 1 Zhichun Road, Haidian District, Beijing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86 10 8232 8866

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2014, Yongye International, Inc. (the “Company”) held a special meeting (the “Special Meeting”) of its stockholders. The Company’s independent inspector of elections reported the vote of the stockholders as follows:

1. Proposal 1: To approve the agreement and plan of merger, dated as of September 23, 2013 (the “Original Merger Agreement”), as amended on April 9, 2014, and as it may be further amended from time to time (the Original Merger Agreement, as so amended, the “Amended Merger Agreement”), by and among the Company, Full Alliance International Limited, a British Virgin Islands company (“Holdco”), Yongye International Limited (“Parent”), a Cayman Islands exempted company with limited liability wholly-owned by Holdco, and Yongye International Merger Sub Limited, a Nevada corporation wholly-owned by Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

All holders of the outstanding shares of Company common stock and Company Series A Convertible Preferred Shares (“Company preferred stock”) on the record date (May 5, 2014), voting together as a single class, with the holders of shares of Company preferred stock being entitled to a number of votes equal to the number of shares of Company common stock into which such shares of Company preferred stock were convertible as of May 5, 2014.
Votes For	Votes Against	Abstentions	Broker Non-Votes
39,714,685	3,815,693	11,378	0
All holders of the shares of Company preferred stock outstanding on the record date (May 5, 2014).
Votes For	Votes Against	Abstentions	Broker Non-Votes
6,505,113	0	0	0
All holders of the outstanding shares of Company common stock (other than shares (i) owned by the Company or any subsidiary of the Company or (ii) owned by Holdco, Mr. Zishen Wu, MSPEA Agriculture Holding Limited (“MSPEA”), and Prosper Sino Development Limited (“Prosper Sino”) that will be contributed to Parent pursuant to a contribution agreement, dated September 23, 2013, as amended on November 25, 2013, among Parent, Holdco, Mr. Zishen Wu, Prosper Sino and MSPEA) on the record date (May 5, 2014) that are present in person or by proxy and voting for or against approval of the Amended Merger Agreement at the Special Meeting.
Votes For	Votes Against	Abstentions	Broker Non-Votes
20,838,825	3,815,693	11,378	0

As Proposal 1 was passed, a second proposal to adjourn the meeting, if necessary, was not considered by the stockholders at the Special Meeting.

Item 8.01 Other Events.

On June 6, 2014, the Company issued a press release relating to the announcement of the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated June 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2014
YONGYE INTERNATIONAL, INC.

	By:	/s/ Zishen Wu______
	Name:	Zishen Wu
	Title:	Chief Executive Officer